Exhibit 10.1
FORESTAR GROUP INC.
STOCK APPRECIATION RIGHT AGREEMENT
     This Agreement is entered into between FORESTAR GROUP INC., a Delaware corporation (“Forestar”) and the Employee named above, and is an integral and inseparable term of Employee’s employment as a salaried employee of Forestar or one of its Affiliates. In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, Forestar and the Employee hereby agree as follows:
1.	Grant of Stock Appreciation Right. Pursuant to, and subject to the terms and conditions set forth in the Plan, Forestar hereby irrevocably grants to the Employee, as a matter of separate agreement and not in lieu of salary or any other compensation for services, a Stock Appreciation Right covering the number of shares of Common Stock stated above on the terms and conditions herein set forth (the “SAR”).
2.	Governing Documents. This Agreement and the award hereunder are subject to all the restrictions, terms and provisions of the Forestar Group Inc. 2007 Stock Incentive Plan (as amended, the “Plan”) and of the Forestar Group Inc. Stock Appreciation Right Terms and Conditions (the “Terms and Conditions”; and together with the Plan, the “Plan Documents”) which are herein incorporated by reference and to the terms of which the Employee hereby agrees. Capitalized terms used in this Agreement that are not defined herein shall have the meaning set forth in the Plan Documents.
3.	Exercise of SAR. The SAR shall become exercisable in installments on and after each “Date Exercisable” as stated above. The SAR may be exercised in whole, at any time, or in part , from time to time, as to all or any of the shares as to which the SAR is then exercisable under the SAR (provided that the SAR may not be exercised as to less than the lesser of 100 shares or the number of shares as to which the SAR is then exercisable). The term of the SAR shall commence on the Date of Grant and shall expire on the Expiration Date stated above or such earlier date as is prescribed in the Plan Documents. Except as otherwise provided in the Plan Documents, the SAR shall not be exercisable unless the Employee shall, at the time of exercise, be an employee of Forestar or one of its Affiliates. The SAR may be exercised only upon notice to Forestar in accordance with, and subject to the terms and conditions of, this Agreement and the Plan Documents.
4.	No Stockholder Rights. The Employee shall have none of the rights of a stockholder with respect to the shares covered by the SAR.
5.	Payment Upon Exercise of SAR. Upon exercise of the SAR, the Employee shall be entitled to receive from Forestar, without payment to Forestar (but subject to required tax withholding), in the amount as determined under Section 3c. of the Terms and Conditions and in the form as determined by the Committee in its discretion at the time of payment.
6.	Employment Requirement. The Employee agrees that the Employee will remain in the employ of Forestar or of an Affiliate for a period ending on one year from the date hereof and that the Employee will, during such employment, devote his or her time, energy and skill to the service of Forestar or such Affiliate and the promotion of its interests, subject to vacations, sick leave and other absences in accordance with the regular policies of Forestar or such Affiliate. Notwithstanding the foregoing, if the Employee has been granted one or more Options or stock appreciation rights under the Plan, the period of time during which the Employee shall be obligated to remain in the employ of Forestar or of an Affiliate hereunder and under the terms of such other option or stock appreciation right agreement or agreements shall run concurrently and not
Stock Appreciation Right Agreement

consecutively. Such employment shall be at the pleasure of Forestar or such Affiliate and shall be at such compensation as Forestar or such Affiliate shall determine from time to time. Upon termination of the Employee’s employment (voluntary or involuntary, with or without cause) within the one (1) year period described above without the written consent of Forestar or such Affiliate to waive this requirement, the SAR shall forthwith terminate.
7.	Arbitration. The Employee and Forestar agree that this Agreement arises out of, and is inseparable from, the Employee’s employment with Forestar or any of its Affiliates. The Employee and Forestar further agree to final and binding arbitration as the exclusive forum for resolution of any dispute of any nature whatsoever, whether initiated by the Employee or Forestar, arising out of, related to, or connected with Employee’s employment with, or termination by, Forestar or any of its Affiliates. This includes, without limitation, any dispute arising out of the application, interpretation, enforcement, or claimed breach of this Agreement. The only exceptions to the scope of this arbitration provision are claims arising under any written agreement between the Employee and Forestar or its Affiliate that expressly provides that such claims are not subject to binding arbitration. Arbitration under this provision shall be conducted under the employment dispute rules and procedures of either the American Arbitration Association or of JAMS/Endispute, according to the preference of the party initiating such arbitration. Appeal from, or confirmation of, any arbitration award under this paragraph may be made to any court of competent jurisdiction under standards applicable to appeal or confirmation of arbitration awards under the Federal Arbitration Act. This arbitration provision and related proceedings shall be subject to and governed by the Federal Arbitration Act.
8.	Miscellaneous. The Committee may from time to time modify or amend this Agreement in accordance with the provisions of the Plan Documents. This Agreement shall be binding upon and inure to the benefit of Forestar and its successors and assigns and shall be binding upon and inure to the benefit of the Employee and his or her legatees, distributees and personal representatives. This Agreement may be executed by Forestar and the Employee by means of electronic or digital signatures, which shall have the same force and effect as manual signatures. Participant agrees that clicking “I Accept” in connection with or response to any electronic communication or other medium has the effect of affixing the Participant’s electronic signature to this Agreement. By signing this Agreement, the Employee acknowledges and expressly agrees that the Employee has read the Agreement and the Plan Documents and agrees to their terms. This Agreement shall be governed by and construed in accord with federal law, where applicable, and otherwise with the laws of the State of Texas.
Stock Appreciation Right Agreement

FORESTAR GROUP INC.
STOCK APPRECIATION RIGHT TERMS AND CONDITIONS
1.	Definitions: For purposes of this Forestar Group Inc. Stock Appreciation Right Terms and Conditions (the “Terms and Conditions”), the Forestar Group Inc. 2007 Stock Incentive Plan (as amended, the “Plan”; and together with the Terms and Conditions, the “Plan Documents”), and the Stock Appreciation Rights (“SARs”) to which this Terms and Conditions applies, the following terms shall have the meanings set forth below:
a.	Cause: means “cause” as defined in Participant’s employment or service agreement or in the absence of such an agreement or such a definition, “Cause” will mean a determination by the Committee that Participant (i) has engaged in personal dishonesty, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty involving personal profit, (ii) is unable to satisfactorily perform or has failed to satisfactorily perform Participant’s duties and responsibilities for Forestar or any Affiliate, (iii) has been convicted of, or plead nolo contendere to, any felony or a crime involving moral turpitude, (iv) has engaged in negligence or willful misconduct in the performance of his or her duties, including but not limited to willfully refusing without proper legal reason to perform Participant’s duties and responsibilities, (v) has materially breached any corporate policy or code of conduct established by Forestar or any Affiliate as such policies or codes may be adopted from time to time, (vi) has violated the terms of any confidentiality, nondisclosure, intellectual property, nonsolicitation, noncompetition, proprietary information and inventions, or any other agreement between Participant and the Forestar related to Participant’s Service, or (vii) has engaged in conduct that is likely to have a deleterious effect on Forestar or any Affiliate or their legitimate business interests, including but not limited to their goodwill and public image.

b.	Change in Control:
i.	A change in control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(1)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Forestar (not including in the securities beneficially owned by such Person any securities acquired directly from Forestar or its Affiliates) representing 20% or more of the combined voting power of Forestar’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clauses (a), (b) or (c) of paragraph (3) below;

(2)	within any twenty-four (24) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Forestar) whose appointment or election by the Board or nomination for election by Forestar’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;
Stock Appreciation Right Agreement

(3)	there is consummated a merger, consolidation of Forestar or any direct or indirect subsidiary of Forestar with any other corporation or any recapitalization of Forestar (for purposes of this paragraph (III), a “Business Event”) unless, immediately following such Business Event (a) the directors of Forestar immediately prior to such Business Event continue to constitute at least a majority of the board of directors of Forestar, the surviving entity or any parent thereof, (b) the voting securities of Forestar outstanding immediately prior to such Business Event continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Forestar or any subsidiary of Forestar, at least 60% of the combined voting power of the securities of Forestar or such surviving entity or any parent thereof outstanding immediately after such Business Event, and (c) in the event of a recapitalization, no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Forestar or such surviving entity or any parent thereof (not including in the securities Beneficially Owned by such Person any securities acquired directly from Forestar or its Affiliates) representing 20% or more of the combined voting power of the then outstanding securities of Forestar or such surviving entity or any parent thereof (except to the extent such ownership existed prior to the Business Event);

(4)	the shareholders of Forestar approve a plan of complete liquidation or dissolution of Forestar;

(5)	there is consummated an agreement for the sale, disposition or long-term lease by Forestar of substantially all of Forestar’s assets, other than (a) such a sale, disposition or lease to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of Forestar in substantially the same proportions as their ownership of Forestar immediately prior to such sale or disposition or (b) the distribution directly to Forestar’s shareholders (in one distribution or a series of related distributions) of all of the stock of one or more subsidiaries of Forestar that represent substantially all of Forestar’s assets; or

(6)	any other event that the Board, in its sole discretion, determines to be a Change in Control for purposes of this Agreement.

Notwithstanding the foregoing, a “Change in Control” under clauses (1) through (5) above shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Forestar immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, own all or substantially all of the assets of Forestar as constituted immediately prior to such transaction or series of transactions.
ii.	For purposes of this definition of “Change in Control”:
(1)	“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(2)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the
Stock Appreciation Right Agreement

Exchange Act.

(3)	“Effective Date” means the Date of Grant of the applicable SAR.

(4)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(5)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Forestar or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Forestar or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of Forestar in substantially the same proportions as their ownership of stock of Forestar.
c.	Exercise Price: means the Exercise Price, as set forth in the applicable SAR Agreement, which shall not be less than Fair Market Value on the Date of Grant .

d.	Disability: means Termination of Service due to a Participant’s becoming disabled (within the meaning of Section 409A of the Code).

e.	Group: means Forestar and its Affiliates.

f.	Participant: means any Employee who has been granted a SAR, or any transferee of a SAR by reason of the death of the Employee or pursuant to the requirements of applicable law.

g.	Plan: means the Forestar Group Inc. 2007 Stock Incentive Plan, as amended.

h.	Retirement: means a Participant’s Termination of Service after either (i) attaining age 65 or (ii) attaining age 55 and completing at least five years of service with Forestar or any of its Affiliates.

i.	Forestar: means Forestar Group Inc. and any successor.

j.	SAR Agreement: means an Agreement representing a SAR granted under the Plan and subject to these Terms and Conditions.

k.	Termination of Service: means the Employee’s termination of employment by the Group for any reason.
Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Plan.

2.	Acceptance of SAR Agreement: A SAR grant shall be immediately cancelled and expire if the applicable SAR Agreement is not accepted (in such manner as may be specified by Forestar) by a Participant (or his or her agent or attorney) and delivered to Forestar (in such manner as may be specified by Forestar) within 60 days after the Date of Grant of the SAR (unless an extension of such deadline for extenuating circumstances is approved by a Vice President of Forestar).
Stock Appreciation Right Agreement

3. Exercise of SARs:
a.	In order to exercise a SAR, notice must be provided to Forestar in such form as may be specified by Forestar. Such notice shall state that the Participant elects to exercise a specified SAR award and the number of Shares in respect of which it is being exercised.

b.	Except as provided in paragraph 5, no SAR may be exercised at any time unless the holder thereof is then an Employee of the Group.

c.	The applicable SAR Agreement will specify whether the payment under the SAR is to be made in cash or Shares, or both, or will reserve to the Committee the right to make that determination prior to or upon the exercise of the Stock Appreciation Right. Alternatively, the Committee may provide in an Agreement that the Participant has the discretion whether to accept payment in cash or Shares, or both. If payment is to be made in cash, the amount of the payment will equal the product of (a) the number of shares of Common Stock as to which the SAR is being exercised, and (b) the excess of (a) the Fair Market Value of a share of Common Stock on the date of exercise over (b) the Exercise Price of the SAR (the “Cash Payment”). If the payment under a SAR is to be made in Shares, the number of Shares to be issued will equal the Cash Payment, divided by the Fair Market Value of a Share on the date of exercise, rounded to the nearest Share. All payments will be made within 60 days of the exercise of the SAR
4.	Withholding: Forestar’s obligation to pay a Participant upon exercise of a SAR, in accordance with and subject to the terms of the applicable SAR Agreement, shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. SAR payments that are withheld to satisfy applicable withholding taxes shall be determined based on the Fair Market Value of the Common Stock on the date the withholding tax obligation arises. Only the required statutory minimum tax may be withheld; excess tax withholding is not allowed.

5.	Termination of Employment: In the event of the Termination of Service of a Participant to whom a SAR has been granted, the SAR may, subject to the provisions of paragraph 3 hereof, be exercised as follows:

Termination	Vested SAR Exercise Period	Treatment of Unvested SARs
Death	12 months	Immediately Vest

Disability	36 months	Immediately Vest

Retirement	Until Expiration of SAR	Immediately Vest

For Cause	None—All unexercised Shares are immediately forfeited.	Forfeited

Other Termination of Service	3 months	Forfeited
Notwithstanding the foregoing, in no event may a SAR be exercised after expiration of its stated term, and in no event shall such term exceed ten years. SAR awards granted under the Plan to a Participant shall not be affected by any change of employment so long as the Participant continues to be an Employee of the Group. A SAR Agreement may contain such provisions as the Committee may approve with respect to the effect of approved leaves of absence for employees.
Stock Appreciation Right Agreement

6.	Adjustments upon Changes in Capitalization; Other Changes: Notwithstanding any other provisions of the Plan, in the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, spin-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation and the like, the Committee shall provide for a substitution for or adjustment in (i) the number and class of shares covered by outstanding SAR awards, and (ii) the Exercise Prices of outstanding SARs. The Committee’s determinations with regard to the adjustments or substitutions provided for by this paragraph shall be conclusive. The Committee may at any time, in its sole discretion, make such amendments to the terms of SAR Agreements as it deems necessary or appropriate to reflect any adjustments or substitutions made under the Plan or pursuant to this paragraph.

7.	Change in Control: Notwithstanding any contrary waiting period, installment period or other limitation or restriction in any SAR Agreement or in the Plan, each outstanding SAR award granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby in the event of a Change in Control. Any provision of the Plan Documents or any SAR Agreement to the contrary notwithstanding, in the event of a merger or consolidation to which Forestar is a party, the Committee shall take such actions, if any, as it deems necessary or appropriate to prevent the enlargement or diminishment of Participants’ rights under any SAR award, and may, in its discretion, cause any SAR award to be canceled in consideration of a payment equal to the product of (a) the number of shares of Common Stock that the SAR award covers (and has not previously been exercised) and (b) the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of cancellation over the Exercise Price of the applicable SAR.

8.	Nonalienation of Benefits: Except as required by applicable law, no right or benefit under the Plan or any SAR award shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, transfer, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit under the Plan or any SAR award shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If any Participant shall become bankrupt or attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge any right or benefit under the Plan or any SAR award, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Committee in its discretion may hold or apply the same or any part thereof for the benefit of the Participant or his beneficiary, spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.

9.	No Right to Continued Employment; No Additional Rights: Nothing contained in the Plan or in any SAR Agreement shall confer on any Participant any right to continue in the employ of Forestar or any of its Affiliates or interfere in any way with the right of Forestar or an Affiliate to terminate the employment of a Participant at any time, with or without cause, notwithstanding the possibility that the number of shares of Common Stock purchasable by such person under his or her SAR award (or SAR awards) may thereby be reduced or eliminated. Nothing in the Plan Documents or any SAR Agreement shall be construed to give any employee of Forestar or any Affiliate any right to receive a SAR award or as evidence of any agreement or understanding, express or implied, that Forestar or any Affiliate will employ the Participant in any particular position or at any particular rate of remuneration, or for any particular period of time. In no event shall a SAR award provide any Participant with dividend equivalency rights with respect to the Shares covered by a SAR award.

10.	Exclusion from Pension, Profit-Sharing and Other Benefit Computations: By acceptance of a SAR award under the Plan, a Participant shall be deemed to have agreed that any compensation arising from the SAR award constitutes special incentive compensation that shall not be taken into account as “salary”, “pay”, “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of Forestar or any Affiliate. In addition, each Participant shall be deemed to have agreed that neither the award, vesting, nor exercise of a SAR shall be taken into account in determining the amount of any life insurance coverage or short or long-term disability coverage provided by Forestar or any Affiliate.
Stock Appreciation Right Agreement

11.	Applicability: This Terms and Conditions shall apply to all SAR awards to which the Committee designates it as applying, and the Committee may designate it as applying to a SAR award in whole or in part in its discretion.

12.	Plan Controls: In the event of any conflict between the Plan and the terms of a SAR Agreement or the Terms and Conditions, the Plan shall govern.
Stock Appreciation Right Agreement